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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                                   ----------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rules
    14a-6(e)(2) and 14c-5(d)(2))

[X] Definitive Proxy/Information Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              ADOLPH COORS COMPANY
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


================================================================================


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                              ADOLPH COORS COMPANY
                                311 10TH STREET
                             GOLDEN, COLORADO 80401

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2001

To our Shareholders:

     You are cordially invited to attend a special meeting of shareholders of Adolph Coors Company, which will be held at the 6th Floor Auditorium in the Brewery Complex, 12th and Ford Streets, Golden, Colorado 80401 on May 17, 2001 at 2:00 p.m., local time, for the following purposes:

          1. To approve provisions of the Second Amended and Restated Articles of Incorporation that increase the number of authorized Class B shares that we may issue and eliminate the par value of the Class A and preferred shares;

          2. To approve provisions of the Second Amended and Restated Articles of Incorporation that require equal dividends on our Class A and Class B common stock and allow us to distribute stock dividends to the holders of Class A common stock in the form of shares of Class B common stock;

          3. To approve provisions of the Second Amended and Restated Articles of Incorporation that authorize our board of directors to grant limited voting rights if the board ever designates classes of our authorized preferred stock;

          4. To approve provisions of the Second Amended and Restated Articles of Incorporation that establish a majority vote to approve all matters submitted to the shareholders, instead of the two-thirds vote currently required for extraordinary matters;

          5. To approve provisions of the Second Amended and Restated Articles of Incorporation that convert the Class B common stock into voting stock if and for so long as there are no shares of Class A common stock outstanding;

          6. To approve provisions of the Second Amended and Restated Articles of Incorporation that permit internal asset transfers to entities wholly owned by us without obtaining a vote of the Class B shareholders; and

          7. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 30, 2001 are entitled to vote at the meeting or any postponements or adjournments thereof. A list of such shareholders will be available for examination by any shareholder for any purposes germane to the meeting, during normal business hours, at our principal office, 311 10th Street, Golden, Colorado 80401, for a period of ten days prior to the meeting.

     Whether or not you intend to be present at the meeting in person, we urge you to please mark, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

                                            William K. Coors
                                            Chairman

Golden, Colorado
April 10, 2001

YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.
              THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                              ADOLPH COORS COMPANY
                                311 10TH STREET
                             GOLDEN, COLORADO 80401
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 17, 2001

     This proxy statement is being furnished to holders of Class A Common Stock, $1.00 par value per share ("Class A Stock") and Class B Common Stock, no par value per share ("Class B Stock"), of Adolph Coors Company, a Colorado corporation, in connection with the solicitation of proxies by our board of directors for use at a special meeting of our shareholders or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

TIME AND PLACE; PURPOSES

     The meeting will be held at 2:00 p.m. local time on May 17, 2001, at the 6th Floor Auditorium in the Brewery Complex, 12th and Ford Streets, Golden, Colorado 80401. At the meeting, our shareholders will be asked to consider and vote upon six proposals (the "Proposals") to approve various sections of the Second Amended and Restated Articles of Incorporation (the "Restated Articles"), which would replace our current Amended and Restated Articles of Incorporation (the "Current Articles"). The Restated Articles would change the Current Articles by:

     - Increasing the number of authorized Class B shares that we may issue and eliminating the par value of the Class A common and preferred stock;

     - Requiring equal dividends on our Class A and Class B common stock and allowing us to distribute stock dividends to the holders of Class A common stock in the form of shares of Class B common stock;

     - Authorizing our board of directors to grant limited voting rights if the board ever designates classes of our authorized preferred stock;

     - Establishing a majority vote to approve all matters submitted to the shareholders, instead of the two-thirds vote currently required for extraordinary matters;

     - Converting the Class B common stock into voting stock if and for so long as there are no shares of Class A common stock outstanding; and

     - Permitting internal asset transfers to entities wholly owned by us without obtaining a vote of the Class B shareholders.

     Our executive offices are located at 311 10th Street, Golden, Colorado 80401, telephone (303) 279-6565. This proxy statement and the accompanying form of proxy are being first mailed to shareholders on or about April 10, 2001.

SHARES OUTSTANDING AND VOTING RIGHTS; RECORD DATE

     Our board of directors has fixed the close of business on March 30, 2001 (the "Record Date"), as the record date for the determination of holders of Class A Stock and Class B Stock entitled to receive notice of and to vote at the meeting. Accordingly, only record holders of shares of Class A Stock and Class B Stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting. At the close of business on the Record Date, we had outstanding and entitled to vote at the meeting 1,260,000 shares of Class A Stock and 36,084,148 shares of Class B Stock. An additional 3,222,892 shares of Class B Stock were reserved for issuance under our employee and director stock option plans as of the close of business on the Record Date.

     Each share of outstanding Class A Stock is entitled to one vote. Although the Class B Stock typically is non-voting, Colorado corporate law grants Class B Stock the right to vote on the amendments contained in the Proposals. For purposes of this meeting, each share of outstanding Class B Stock is entitled to one vote. Under the Current Articles and Colorado law, the Class A Stock and Class B Stock will vote on each of the Proposals separately and not as a single class.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Class A Stock and Class B Stock entitled to vote at the special meeting is necessary to constitute a quorum. The affirmative vote of two-thirds of the total number of outstanding shares of each of the Class A Stock and Class B Stock will be required to approve each of the Proposals.

     With respect to the Proposals, our shareholders may vote in favor of or against each of the Proposals. Each Proposal will be implemented if we obtain the required shareholder vote to approve it.

PROXIES

     All shares of Class A Stock and Class B Stock represented by properly executed proxies received prior to or at the meeting, and not revoked, will be voted in accordance with the instructions indicated in those proxies. If no specific instructions are given with respect to the matters to be acted upon at the meeting, shares of Class A Stock and Class B Stock represented by a properly executed proxy will be voted FOR each of the Proposals. So far as our board of directors is aware, the Proposals are the only matters to be acted upon at the special meeting. As to any other matter, which may properly come before the meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly executed proxy marked "ABSTAIN" will be counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the meeting, but will not be voted and will have the same effect as a vote cast against the matter to which the instruction is indicated. Shares represented by "broker non-votes" (i.e.,shares held by brokers or nominees which are represented at the meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the meeting but will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote on a particular matter.

     The election inspector appointed for the meeting will tabulate votes cast in person or by proxy at the special meeting. Our transfer agent, BancBoston, N.A., will act as inspector of election for the meeting.

     As of the Record Date, the Adolph Coors, Jr. Trust beneficially owned 1,260,000 shares of Class A Stock, representing 100% of the voting power of the Class A Stock, and the Adolph Coors, Jr. Trust and other Coors family trusts owned 11,230,094 shares of Class B Stock, representing approximately 31.1% of the voting power of the Class B Stock. The Adolph Coors, Jr. Trust and the other Coors family trusts have informed us that they intend to vote all of the Class A and Class B shares beneficially owned by them in favor of each of the Proposals.

     Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted in the proxy. Any shareholder giving a proxy has the power to revoke it any time before it is voted, either by delivering to our Secretary a signed notice of revocation or a later dated signed proxy or by attending the meeting and voting in person. Attendance at the meeting will not in itself revoke a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our offices, Attention: Secretary, or hand delivered to our Secretary at the address of our executive offices, at or before the vote to be taken at the meeting.

     The cost of soliciting proxies will be paid by us and by Georgeson Shareholder Communications Inc., who has agreed to assist in the solicitation in exchange for a fee of $20,000 plus reimbursement of reasonable expenses. In addition to solicitation by mail, we may solicit proxies by telephone, facsimile, or by personal interviews. Our officers and employees will receive no additional compensation for these services. Brokerage
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

houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses in doing so.

ANNUAL REPORT

     A copy of our Annual Report, which includes our consolidated financial statements for the year ended December 31, 2000, is being mailed with this proxy statement to all shareholders entitled to vote at the meeting. The Annual Report to shareholders does not form any part of the materials for the solicitation of proxies.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 15, 2001, as to the beneficial ownership of Class A Stock and Class B Stock by beneficial owners of more than five percent of our Class A Stock and Class B Stock, each director, our named executive officers and by all directors and executive officers as group. Unless otherwise indicated, the person or persons named have sole voting and investment power and that person's address is c/o Adolph Coors Company, 311 10th Street, P.O. Box 4030, Golden, Colorado 80401. Shares of common stock subject to options currently exercisable or exercisable within 60 days following the date of the tables are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

                                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                              -----------------------------------------------------------
                                                NUMBER OF      PERCENT OF     NUMBER OF        PERCENT OF
NAME OF BENEFICIAL OWNER                      CLASS A SHARES    CLASS(1)    CLASS B SHARES      CLASS(1)
------------------------                      --------------   ----------   --------------     ----------
Adolph Coors, Jr. Trust, William K. Coors,
  Jeffrey H. Coors, Peter H. Coors, J.
  Bradford Coors and Melissa E. Coors,
  trustees..................................    1,260,000(2)     100.0%        2,940,000(2)        8.1%
William K. Coors............................            0          0.0%        2,910,787(2)(3)     8.0%
Peter H. Coors..............................            0          0.0%        2,945,325(2)(4)     8.1%
May K. Coors Trust(5).......................            0          0.0%        2,589,980           7.2%
W. Leo Kiely III............................            0          0.0%          250,348(6)          *
Luis G. Nogales.............................            0          0.0%            2,429(7)          *
Pamela H. Patsley...........................            0          0.0%            1,748(7)          *
Wayne R. Sanders............................            0          0.0%            5,846(7)          *
Albert C. Yates.............................            0          0.0%              565(7)          *
L. Don Brown................................            0          0.0%           35,860(8)          *
Timothy V. Wolf.............................            0          0.0%           50,349(9)          *
All directors and executive officers as a
  group, including persons named above (19
  persons)..................................            0          0.0%       13,257,679          35.9%

---------------

  *  Less than one percent.

 (1) Based solely upon reports of beneficial ownership required filed with the Securities and Exchange Commission pursuant to Rule 13d-1 under the Securities and Exchange Act of 1934, we do not believe that any other person beneficially owned, as of March 15, 2001, greater than five percent of our outstanding Class B Stock.

 (2) William K. Coors and Peter H. Coors disclaim beneficial ownership of the shares held by the Adolph Coors, Jr. Trust.

 (3) Includes 2,589,980 shares owned by the May K. Coors Trust of which William
     K. Coors disclaims beneficial ownership. Does not include an aggregate of 14,160,114 shares of Class B common stock owned by a number of other trusts that hold the shares for the benefit of certain Coors family members. William K. Coors is a beneficiary of certain of these trusts. The Commission does not require disclosure of these shares.

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

 (4) Includes 2,589,980 shares owned by the May K. Coors Trust of which Peter H. Coors disclaims beneficial ownership. Does not include an aggregate of 4,801,691 shares of Class B common stock owned by a number of other trusts that hold the shares for the benefit of certain Coors family members. Peter
     H. Coors is a beneficiary of certain of these trusts. The Commission does not require disclosure of these shares. Includes 2,660 shares held in the names of Peter H. Coors's wife and some of his children, as to which he disclaims beneficial ownership. This number includes options to purchase 214,501 shares of Class B common stock exercisable within 60 days.

 (5) William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors and Peter H. Coors serve as co-trustees.

 (6) This number includes options to purchase 235,925 shares of Class B common stock exercisable within 60 days.

 (7) These shares were issued as restricted stock under our 1991 Equity Compensation Plan for Non-Employee Directors. Vesting in the restricted stock occurs at the end of the one-year term for outside directors. These numbers include the following number of shares which will vest in May 2001:
     Luis G. Nogales, 122; Pamela H. Patsley, 292; Wayne R. Sanders, 122; Albert
     C. Yates, 365.

 (8) This number includes options to purchase 35,222 shares of Class B common stock exercisable within 60 days. Mr. Brown has announced his retirement effective June 2001 and is currently serving in a modified capacity.

 (9) This number includes options to purchase 47,948 shares of Class B common stock exercisable within 60 days.

                           OVERVIEW OF THE PROPOSALS

     Our board of directors has approved and recommended that the shareholders consider and approve the Restated Articles. A copy of the proposed Restated Articles is attached to this proxy statement as Exhibit A. The Restated Articles would make significant changes to the Current Articles. The Proposals describe changes in the Restated Articles that the holders of our Class A Stock and Class B Stock are required to approve. The Restated Articles also include amendments requiring approval only of the holders of our Class A Stock. These matters are being considered by the Class A holders separately and will not be discussed in this proxy statement.

     Adoption of each of the Proposals requires the affirmative vote of two-thirds of the outstanding shares of each of the Class A Stock and the Class B Stock. The following descriptions of the Proposals summarize the major differences between the rights of shareholders under the Current Articles and under the Restated Articles, along with summaries of our reasons for proposing the provisions of the Restated Articles described in the Proposals. The following summaries are not meant to be complete and do not contain all of the information you may wish to review before making a decision on the Proposals. We encourage you to read the full text of the Restated Articles attached as Exhibit A, as well as applicable provisions of the Colorado Business Corporation Act.

                                   PROPOSAL 1

                               AUTHORIZED SHARES

     Current Articles. The Current Articles authorize us to issue 126,260,000 shares of stock, including:

     - 1,260,000 shares of Class A Stock with a par value of $1.00 per share;

     - 100,000,000 shares of Class B Stock with no par value per share; and

     - 25,000,000 shares of preferred stock with a par value of $1.00 per share.

As of the Record Date, 1,260,000 shares of Class A Stock were issued and outstanding, 36,084,148 shares of Class B Stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. An

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additional 3,222,892 shares of Class B Stock were reserved for issuance under our employee and director stock option plans.

     Restated Articles. The Restated Articles increase the number of shares that we are authorized to issue to 226,260,000, including:

     - 1,260,000 shares of Class A Stock with no par value;

     - 200,000,000 shares of Class B Stock with no par value; and

     - 25,000,000 shares of preferred stock with no par value.

     Reasons for the Change. The increase in the number of authorized shares of Class B Stock will ensure that enough shares of authorized and unissued stock will be available, if and when needed, for issuance from time to time for any proper purpose approved by the board of directors, including issuances:

     - to provide for dividend payments in shares of stock or stock splits;

     - to raise capital;

     - to effect acquisitions;

     - to grant stock options; and

     - for other corporate purposes.

     We do not have any current agreements or understandings for the issuance of additional shares of our stock. However, if our board of directors determines in the future that a stock split, stock dividend, acquisition or other stock issuance would be in our shareholders' best interests, we might not be able to proceed with our existing limit of 100 million Class B shares. After accounting for our outstanding Class B shares and shares reserved under our option plans, we do not believe that we have sufficient authorized and unissued shares remaining to respond to future business and market opportunities.

     We believe that having the additional authorized shares available for issuance upon approval of the board of directors without the delay involved in calling and holding a shareholders' meeting will be beneficial to us and our shareholders by providing us with the flexibility we need to promptly consider and respond to future business opportunities as they arise. For example, we would be able to declare a split of our Class B Stock if and when our board of directors determines this would be advisable in light of market conditions.

     The deletion of par values for the Class A Stock and preferred stock reflects modernizing changes to Colorado corporate law. Par value is a minimum amount a corporation must receive when it sells its shares. The old Colorado statute, which was in effect when the Current Articles were approved, required Colorado corporations to state a par value for their shares. The Colorado Business Corporation Act eliminated the par value requirement as unnecessary for the protection of corporate shareholders. We believe that eliminating par values does not disadvantage our shareholders, since the par values have no practical effect on our operations or our shareholders.

            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                                   PROPOSAL 2

                                STOCK DIVIDENDS

     Current Articles. The Current Articles allow a cash dividend to be paid on the Class A Stock only if an equal cash dividend is paid on the Class B Stock. The Current Articles do not mention stock dividends. Colorado law permits us to declare dividends in the form of shares of stock.

     Restated Articles. The Restated Articles provide that no dividend may be paid on the Class A Stock unless an equal dividend is paid on the Class B Stock. This provision of the Restated Articles covers dividends in cash, stock or other assets. The Restated Articles also would allow the board of directors to declare a stock

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dividend on the Class A Stock that is payable in shares of Class B Stock.
Holders of Class B Stock would remain eligible to receive stock dividends payable in shares of Class B Stock.

     Reasons for the Change. Colorado law allows dividends to be paid in the form of shares of stock rather than cash. Stock dividends on any class of stock are usually paid in the form of additional shares of the same class of stock. Dividends cannot be paid in the form of shares of another class of stock unless the articles of incorporation specifically allow it, or unless the shareholders of the class to be distributed approve the distribution by a majority vote.

     Currently, all authorized shares of Class A Stock are issued and outstanding. This means that we cannot issue a stock dividend to the Class A shareholder in the form of Class A shares. As a practical matter, our board would not approve a stock dividend or stock split on the Class B shares without also approving a stock dividend or stock split on the Class A shares. Therefore, under the Current Articles our board effectively cannot declare a stock dividend or a stock split for any of our shareholders.

     No stock dividend or stock split is currently planned. However, our board may in the future wish to issue a stock dividend to our shareholders. The simplest way to accomplish a stock dividend to the Class A shareholder is to distribute the dividend in the form of shares of Class B Stock, because there are remaining authorized and unissued shares of Class B Stock. Proposal 2 will allow the board of directors to declare and distribute a stock dividend on the Class A Stock and the Class B Stock when the board believes the time is right, without the delay and expense involved in obtaining approval of the dividend or of an amendment to our articles of incorporation at that time.

     Proposal 2 provides that no dividend, whether in cash or stock, may be declared and paid to the Class A shareholder unless an equal dividend is declared and paid to the Class B shareholder. This change broadens the Class B shareholders' right to equal dividends with the Class A Stock. Because of this provision, we believe that Proposal 2 benefits all of our shareholders.

            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3

                         PREFERRED STOCK VOTING RIGHTS

     Current Articles. The Current Articles authorize 25,000,000 shares of preferred stock and allow the board of directors to divide the authorized preferred stock into classes or series and to determine the rights and preferences of each class or series before it is issued. However, the board is not authorized to grant any voting rights to any preferred stock issued, except as required by law.

     Amended Articles. The Restated Articles permit the board of directors to designate classes or series of preferred stock with voting rights, including the right to elect no more than one-third of the members of the board of directors in the aggregate. The board of directors may also allow the preferred stock to vote on other corporate matters, either as a separate class or together with one or more other classes of our stock. We do not have any shares of preferred stock outstanding, and the Restated Articles do not create any classes or series of preferred stock. Proposal 3 does not change the number of preferred shares authorized or affect the existing voting rights of our Class A Stock or Class B Stock. Instead, Proposal 3 would simply broaden the rights that our board may grant any class or series of preferred stock that may be created and issued in the future.

     Reasons for the Change. The Class B Stock was listed on the New York Stock Exchange, or NYSE, in March 1999. Under NYSE rules, listed companies and their stock must meet a variety of requirements. These rules include minimum voting rights for preferred stock, which the NYSE recommends be adopted even if the preferred stock is not listed on the NYSE. The minimum voting rights include the right to elect two directors, as a separate class, after the listed company fails to pay the equivalent of six quarterly dividend payments. These directors are to remain in office until specified dividend payments are made.

     The Current Articles were adopted before our Class B shares became listed on the NYSE. The preferred stock authorized by the Current Articles does not comply with NYSE requirements, because it does not have the right to elect any directors under any circumstances. The Restated Articles contemplate that the preferred

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shareholders could elect up to one-third of the board, which would satisfy the
NYSE minimum of two directors with the current board size of seven members.

     We have not designated any classes or issued any shares of preferred stock, and we have no current agreements or understandings to do so. However, we believe that our authorized preferred stock should meet the minimum NYSE voting requirements, so that if and when the shares are issued, they will comply with NYSE rules. Changing our authorized preferred stock now, before any plans to issue preferred stock have been made, will enable us to issue shares of preferred stock, and if necessary list them on the NYSE, if and when the need arises.

     Proposal 3 allows the board of directors to go beyond the NYSE minimum voting provisions and grant additional voting rights to the preferred stock. For example, a class of preferred stock could have the right to elect a director at all times, even when no dividend default has occurred. The board could authorize a class of preferred stock to vote on specific matters as determined by the board, or on corporate actions generally. We believe that this flexibility will benefit our shareholders by allowing us to be creative in structuring acquisitions or bringing in new investors, although we have no agreements or understandings to do so at this time. As part of a proposed transaction, new investors or holdover shareholders from an acquired company may request specific rights, such as one or more directorships or veto power over any sale by us of their former business, or may require stock with sufficient voting rights to qualify a transaction for tax advantages. The Restated Articles will allow our board of directors to meet these needs and complete a transaction if the board believes that doing so would be in the best interests of our shareholders.

     Our only class of voting stock is our Class A Stock, all of which is held by the Adolph Coors, Jr. Trust. Our amended and restated bylaws restrict the trust's ability to transfer our Class A shares. Because of these provisions, the proposed voting rights for our authorized preferred stock are not intended to have any anti-takeover effect, and in fact could not have such an effect. We are not proposing to amend the Current Articles in response to any effort to accumulate our common stock or to obtain control of Adolph Coors Company.

            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                                   PROPOSAL 4

                           APPROVAL BY MAJORITY VOTE

     Current Articles. The Current Articles do not specify the shareholder vote required to approve extraordinary events such as:

     - mergers;

     - sales of substantially all our assets;

     - dissolution; and

     - amendments to our articles of incorporation.

     Because we were incorporated before the current Colorado corporate statute was enacted, we are subject to statutory transition provisions that apply to corporations in existence on the statute's effective date. These transition provisions require a two-thirds vote to approve the extraordinary events listed above, unless the articles of incorporation provide otherwise.

     Restated Articles. The Restated Articles will reduce the required vote to approve any corporate matter that would otherwise require a two-thirds vote to a majority vote of each class entitled to vote.

     Reasons for the Change. Colorado corporate law formerly required a two-thirds vote of shareholders to approve mergers, sales of substantially all assets, dissolution and amendments to the articles of incorporation. By contrast, the current Colorado statute permits these events to be approved by a majority vote of each voting class. Allowing these decisions to be approved by a majority of shares will give us more flexibility to take advantage of business opportunities as they arise. Majority approval also will make it easier for a transaction

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

supported by the majority of our Class B holders to be approved, even if opposed by a holder of a large block of our shares.

     Because the Class B Stock retains a statutory right to vote on mergers, dissolution, some asset sales and some amendments to the articles of incorporation, we would be required to complete the proxy solicitation and special meeting process to seek approval from the Class B shareholders of any of these transactions. Soliciting proxies is time-consuming and expensive. The two-thirds vote requirement is impractical for a publicly held corporation, because it may be difficult for us to obtain enough proxy responses from the widely dispersed Class B shareholders within the time frame needed to approve a transaction or amendment. In fact, it is rare today for a public company to be subject to a two-thirds vote requirement. Most public companies have taken advantage of modernizations in corporate law and have reduced all vote requirements to a majority. The majority vote requirement will simplify the proxy solicitation process and allow us to obtain the required approvals more efficiently.

            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

                                   PROPOSAL 5

                       CONDITIONAL CLASS B VOTING RIGHTS

     Current Articles. The Current Articles provide that the holders of Class B Stock are not entitled to notice of shareholders' meetings and cannot vote on any matter except as required by Colorado law.

     Restated Articles. The Restated Articles provide that the Class B Stock will automatically become voting stock if and for so long as there are no outstanding shares of Class A Stock.

     Reasons for the Change. Colorado law requires all corporations to have at least one share of voting stock outstanding at all times. Only our Class A Stock has the right to vote generally; Class B Stock has no voting rights except for minimum rights required by law. All of our Class A Stock is held by a single shareholder, the Adolph Coors, Jr. Trust. Under our amended and restated bylaws, if the trust ever wishes to sell the Class A Stock, we have a first right to purchase those shares. The trust has informed us that it has no current plans to sell the Class A Stock, and we have no reason to believe that the trust's plans will change. However, if we were to repurchase the Class A Stock in the future, we would have no outstanding voting shares and would be in violation of Colorado law.

     Under Proposal 5, the Class B Stock will automatically become voting stock if and for so long as there are no outstanding shares of Class A Stock. We believe this change is advisable to prevent us from violating Colorado law if we ever repurchase the Class A Stock. Because we are not aware of any plan to sell the Class A Stock, we are proposing this change simply to fill a gap in the Current Articles, and not to address any specific transaction.

            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.

                                   PROPOSAL 6

                            INTERNAL ASSET TRANSFERS

     Current Articles. The Current Articles authorize holders of Class B Stock to vote, as a separate class, on the sale, lease, exchange or other disposition of all or substantially all of our property and assets when the Colorado corporate statute would require approval of the holders of Class A Stock to authorize the transfer of assets. Transfers to a Colorado corporation that is our wholly owned subsidiary would not require approval by the holders of Class B Stock.

     Restated Articles. The Restated Articles would not require the approval of the holders of Class B Stock for transfers of our property or assets in connection with a purely internal restructuring, regardless of the form of entity to which assets are transferred. This means that no vote of the Class B holders would be required if we transferred assets to a corporation, a partnership, a limited liability company or any other form of entity that is wholly owned by us or our wholly owned subsidiaries.

     Reasons for the Change. Under Colorado law, voting shareholders usually must approve a transfer of substantially all assets by the corporation or its subsidiaries. One exception to the requirement of shareholder approval is a transfer of assets to a Colorado corporation that is entirely owned by the transferring corporation. Because the statute specifies only corporate subsidiaries, transfers of our assets to a non-corporate entity, such as a partnership or a limited liability company, that is wholly owned by us or our subsidiaries would require shareholder approval. Also, because the statute specifies only Colorado subsidiaries, even a transfer to a wholly owned corporation would require shareholder approval if that subsidiary was formed in another state, such as Delaware. As a result, under the Current Articles holders of Class B Stock would have the right to vote on the transfer to a wholly owned partnership or limited liability company, even if they would not have the right to vote on a similar transfer to a wholly owned Colorado corporation. We would be required to call a meeting of shareholders and solicit proxies to approve the transfer to a partnership or limited liability company, even though ultimate ownership of the assets remained with us and only the form of ownership had changed.

     In connection with structuring our operations to accommodate various business ventures and to maintain advantageous tax structures, we believe that it may be advisable from time to time to transfer assets to business entities other than corporations, such as partnerships or limited liability companies, that would be wholly owned by us and that could be organized in Colorado or in another state. Proposal 6 would permit a transfer to such a non-corporate entity without further approval by the Class B shareholders, so long as the entity is owned, directly or indirectly, entirely by us. Because this type of transaction would involve only a change in the form of our ownership of the transferred assets, not a substantive change in ownership, we believe that our board of directors should be able to approve such an internal restructuring without the time and expense involved in soliciting proxies from the widely dispersed Class B shareholders. Approval of the transfer by the single Class A shareholder would still be required under Colorado law, but that approval would not require scheduling a meeting and soliciting proxies with the resulting costs and time delays.

     The Colorado corporate statute already recognizes that some asset transfers to wholly owned subsidiary corporations represent a change in form, not substance, and that shareholder approval should not be required for that type of transaction. Proposal 6 covers a technical gap in the corporate statute and is logically consistent with the existing statutory provision.

     We believe that Proposal 6 does not disadvantage our Class B shareholders, because it does not affect the Class B Stock's right to vote on any transaction involving a substantive change in ownership. If we were to dispose of all or substantially all of our assets to an entity not already owned directly or indirectly by us, we would require a vote of the holders of Class A Stock and Class B Stock. On the other hand, Proposal 6 would increase our flexibility in structuring our ownership of assets to accommodate advantageous legal and business requirements. The types of transactions that this provision of the Restated Articles cover would have no impact on the ultimate ownership of the transferred assets.

            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 6.

                  APPROVAL AND IMPLEMENTATION OF THE PROPOSALS

VOTE REQUIRED TO APPROVE THE PROPOSALS

     The affirmative vote of two-thirds of the shares of each of the Class A Stock and Class B Stock entitled to vote at the meeting is needed to approve each of the Proposals. The holders of the Class A Stock and the holders of the Class B Stock will vote separately on each Proposal, and not together as a single class.

IMPLEMENTATION OF THE PROPOSALS

     If all of the Proposals are approved by our shareholders at the special meeting, the Restated Articles attached as Exhibit A will be filed with the Secretary of State of the State of Colorado. If any of the Proposals is not approved, the Restated Articles will be revised to include only those provisions that were approved by our shareholders, and the revised Restated Articles will be filed with the Secretary of State of the State of Colorado.

     Our board of directors intends to file the Restated Articles as soon as practicable following the date of the special meeting. However, if in the judgment of the board, any circumstances exist which would make filing of the Restated Articles inadvisable, then, in accordance with Colorado law and notwithstanding approval of all or any portion of the Restated Articles by the shareholders, the Board of Directors may abandon the Restated Articles. This may occur either before or after approval and authorization by the shareholders, at any time before the filing of the Restated Articles becomes effective.

                                 OTHER BUSINESS

     We do not anticipate that any other matters will be brought before the meeting. However, if any additional matters shall properly come before the meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act on those matters in accordance with their best judgment.

                                            BY THE BOARD OF DIRECTORS

                                            M. CAROLINE TURNER
                                            Secretary

Denver, Colorado
April 10, 2001

                                                                       EXHIBIT A

                          SECOND AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION
                                       OF
                              ADOLPH COORS COMPANY

     Pursuant to the provisions of the Colorado Business Corporation Act (the "Act"), the undersigned corporation adopts the following Second Amended and Restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the first Amended and Restated Articles of Incorporation and all amendments thereto.

FIRST:         The name of the Corporation is Adolph Coors Company.

SECOND: The following Second Amended and Restated Articles of Incorporation were adopted on: May 17, 2001. The Second Amended and Restated Articles of Incorporation were adopted by a vote of the shareholders. The number of shares voted for the Second Amended and Restated Articles of Incorporation was sufficient for approval.

THIRD: The Articles of Incorporation shall be amended to read in their entirety as follows:

                                   ARTICLE I

                                      NAME

     The name of the Corporation is Adolph Coors Company.

                                   ARTICLE II

                                    DURATION

     The Corporation shall have perpetual existence.

                                  ARTICLE III

                              PURPOSES AND POWERS

     (a) The Corporation is organized for the purposes of engaging in lawful acts and activities for which corporations may be organized under the laws of the state of Colorado.

     (b) Without limitation and in furtherance of the purposes set forth above, the Corporation shall have and may exercise any and all of the rights, powers and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the state of Colorado, including the following powers:

          (1) To acquire by purchase, exchange, lease, or otherwise, and to hold, mortgage, pledge, hypothecate, exchange, sell, invest in and dispose of, alone, or in syndicates, or otherwise in conjunction with others, real and personal property of every kind and character, of whatsoever nature and wheresoever situate, and any interests therein.

          (2) To acquire by purchase, exchange, or otherwise, all or any part of, or interests in, the properties, assets, business, goodwill of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which corporations may now or hereafter be organized under the laws of the state of Colorado.

          (3) To borrow or raise money without limit as to amounts; to contract for, perform, and provide for the performance of services in any nature which a corporation may lawfully perform; to act as a dealer for the sale of, to enter into underwriting agreements with respect to, to grant options with respect to, and to contract for the disposition of, or otherwise dispose of, the Corporation's stocks, bonds, and other securities.

          (4) To invest and deal with the funds of the Corporation in any legal manner, and to acquire by purchase of otherwise the stocks, bonds, notes, debentures and other securities and obligations of any corporation, association, partnership or government, and while the owner of any such securities or obligations, to exercise all the rights, powers and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes.

          (5) To do everything necessary, proper, advisable, or convenient for the accomplishment of the Corporation's purposes and all other things incidental thereto or connected therewith so long as the same shall not be prohibited by law or by these Articles of Incorporation.

                                   ARTICLE IV

                             CAPITAL; SHAREHOLDERS

     (a) Authorized Capital. The aggregate number of shares of Capital Stock which the Corporation shall have authority to issue is 226,260,000, said shares to consist of the following:

          (1) 1,260,000 shares of Class A Common Stock (Voting), without par value ("Class A Stock");

          (2) 200,000,000 shares of Class B Common Stock (Non-Voting), without par value ("Class B Stock"); and

          (3) 25,000,000 shares of Preferred Stock, without par value ("Preferred Stock").

     (b) Shares Fully Paid and Nonassessable. All shares of Class A Stock, all shares of Class B Stock and all of shares of Preferred Stock issued by the Corporation shall be fully paid and nonassessable.

     (c) Rights of Common Stock. The relative rights, privileges and limitations of the shares of each class of Common Stock are as follows:

          (1) The Class A Stock and Class B Stock shall be identical in all respects, share for share, except with respect to the right to vote. The right to vote for the election of directors and for all other purposes shall be vested exclusively in the holders of Class A Stock (except as provided in a Statement of Designations filed pursuant to subparagraph (d) of this Article IV, or as provided in subparagraph (c)(5) of this Article
     IV). The holders of Class B Stock shall not have the right to vote at or receive any notice of meetings of shareholders except where applicable provisions of the Act or these Articles of Incorporation entitle holders of Class B Stock to vote. On any matter on which the Act or these Articles of Incorporation so entitle holders of Class B Stock to vote because the matter requires the vote of holders of both Class A Stock and Class B Stock, the holders of Class A Stock and Class B Stock shall vote as separate classes.

          (2) The holders of Class A Stock and Class B Stock shall have the right to and shall vote, as separate classes, on any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation on which the Act requires approval by holders of Class A Stock; provided, however, that the holders of Class B Stock shall not have the right to vote on any such transfer of property and assets to any corporation, partnership, limited liability company or other entity (an "Entity") that is wholly owned by the Corporation, either directly or through one or more Entities wholly owned by the Corporation.

          (3) The holders of Class A Stock and the holders of Class B Stock shall be entitled to receive such dividends as shall be declared from time to time by the Board of Directors (the "Board") out of funds legally available therefor, except that so long as any shares of Class B Stock are outstanding, no dividends shall be declared or paid on any Class A Stock unless at the same time there shall be declared or paid, as the case may be, a dividend on Class B Stock in an amount per share equal to the amount per share of the dividend declared or paid on the Class A Stock.

          (4) The Board may declare and distribute dividends to the holders of Class A Stock and the holders of Class B Stock in the form of shares of Common Stock of the Corporation. Dividends payable in Common Stock to the holders of Class A Stock may be made in authorized and unissued shares of Class A Stock or in authorized and unissued shares of Class B Stock as the Board determines. Dividends payable in Common Stock to the holders of Class B Stock may be made in authorized and unissued shares of Class B Stock.

          (5) Notwithstanding subparagraph (c)(1) of this Article IV, at any time when, and for so long as, the Corporation has no shares of Class A Stock outstanding, the Class B Stock shall automatically, without further action by the Board or shareholders, be converted into voting stock and shall have the right to vote for the election of directors and for all other purposes, and all references in these Articles of Incorporation to required votes of the Class A Stock shall be deemed to refer to the Class B Stock. At such time as the Corporation reissues one or more shares of Class A Stock, the voting rights of the Class B Stock shall be as set forth in subparagraph (c)(1) of this Article IV and not in this subparagraph (c)(5).

     (d) Rights of Preferred Stock. The Board is authorized, subject to limitations prescribed by law and to the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock in series and, by filing articles of amendment pursuant to the Act (a "Statement of Designations"), to establish the number of shares of Preferred Stock of each series. The authority of the Board with respect to each series shall, to the extent allowed by the Act, but subject to the qualifications, limitations and restrictions set forth in this Article IV, include, without limitation, the authority to establish and fix the following:

          (1) The number of shares initially constituting such series and the distinctive designation of such series;

          (2) Whether such series shall have any dividend rights, and, if so, the dividend rate on the shares of such series, the time of payment of such dividends, whether such dividends are cumulative and the date from which any dividends shall be cumulative;

          (3) Whether any of the shares of such series shall be redeemable, and, if so, the price (or method of determining the price) at which and the terms and conditions upon which such shares shall be redeemable;

          (4) Whether such series shall have a sinking fund or reserve account for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund or reserve account;

          (5) The rights of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (6) Subject to subparagraph (d)(iv) of this Article IV, the voting powers, full or limited, if any, of shares of that series; and

          (7) Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges including provisions, if any, for adjustment of the conversion rate and for payment of additional amounts by holders of shares of that series upon exercise of such conversion privileges.

     The Board is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but, unless otherwise specified in the Statement of Designations, in all other respects the shares of each series shall be of equal rank with each other regardless of series. Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, unless otherwise specified in the Statement of Designations, the Board may at any time thereafter authorize the issuance of additional shares of the same series or may reduce (but not below the number of shares then outstanding) the number of shares constituting such series. In case the number of shares of Preferred Stock is reduced, the shares representing such decrease shall, unless otherwise specified in the Statement of Designations, be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

     Any of the terms of a series of Preferred Stock may be made dependent upon facts ascertainable outside of these Articles of Incorporation and the Statement of Designations creating the series, provided that the manner in which such facts shall operate upon such series is clearly and expressly set forth in these Articles of Incorporation or in the Statement of Designations.

          (i) Dividend Rights. A Statement of Designations may prescribe such dividend rights, if any, for a series of Preferred Stock as the Board shall determine. So long as any shares of Preferred Stock are outstanding, no dividends or other distributions (other than dividends or distributions payable in shares of Common Stock or any other class of stock ranking junior to the Preferred Stock as to dividends or upon liquidation) shall be declared or paid or set aside for payment upon the Common Stock or upon any other class of stock ranking junior to the Preferred Stock as to dividends or upon liquidation, unless all dividends payable to holders of each series of outstanding Preferred Stock for its current dividend period, and in the case of cumulative dividends all past dividend periods have been paid, are being paid or have been set aside for payment, in accordance with the terms of the applicable Statement of Designations. In addition, the Corporation shall not redeem, purchase, or otherwise acquire for any consideration any Common Stock or any other class of stock ranking junior to the Preferred Stock as to dividends or upon liquidation, unless all dividends payable to holders of each series of outstanding Preferred Stock for its current dividend period, and in the case of cumulative dividends all past dividend periods, have been paid, are being paid or have been set aside for payment, in accordance with the terms of the applicable Statement of Designations.

          (ii) Redemption. A Statement of Designations may prescribe such redemption rights and obligations and sinking fund provisions, if any, with respect to a series of Preferred Stock as the Board shall determine. Except as otherwise specified in the Statement of Designations, shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased or otherwise acquired by the Corporation or which, if convertible, have been converted into shares of stock of the Corporation of any other class or classes, shall be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

          (iii) Rights on Liquidation. A Statement of Designations shall prescribe such rights on liquidation or dissolution of the Corporation (whether voluntary or involuntary) with respect to a series of Preferred Stock as the Board shall determine, provided that, without limitation, the voluntary sale, lease, exchange or transfer (for each, securities or other consideration) of all or substantially all of the Corporation's property or assets to, or its consolidation or merger with, any other corporation or corporations shall not be deemed to be a liquidation or dissolution or winding up of the Corporation, voluntary or involuntary.

          (iv) Voting Rights. The Board shall have the authority to determine the voting rights of any series of Preferred Stock, including the number of votes each share of such series of Preferred Stock shall be entitled to, and whether such series of Preferred Stock shall vote as a separate class or with any other series of the Preferred Stock or with any class or series of the Common Stock. For so long as the holders of Preferred Stock are entitled to elect directors in the event of a dividend default or otherwise, they shall not be entitled to elect more than one-third of the members of the Board. The holders of all series of Preferred Stock shall vote together as a single class to elect such director(s). As to any matter upon which any one or more series of Preferred Stock is granted the right to vote by the Act, a Statement of Designations may designate the terms upon which such series of Preferred Stock is entitled to vote, including the number of votes each share of the Preferred Stock shall be entitled to, and whether a series of Preferred Stock shall vote as a separate class or with any other series of the Preferred Stock (including any series of voting Preferred Stock or any series of non-voting Preferred Stock) or with any class or series of the Common Stock.

          (v) Conversion Rights. A Statement of Designations may provide such rights, if any, for the holders of a series of Preferred Stock to convert their shares into any other class or series of stock at such price or prices or at such rates of exchange and with such adjustments as the Board shall determine. Except as otherwise specified in the Statement of Designations, shares of Preferred Stock of any series that have been so converted shall be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

     (e) Vote Required. Except as otherwise required by law or provided in these Articles of Incorporation, any action that, but for this sentence, would require the vote of two-thirds of the votes entitled to be cast on such action, shall require only the approval of a majority of the voting power of the votes to be cast on that action.

                                   ARTICLE V

                              NO PREEMPTIVE RIGHTS

     No shareholder of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the Corporation, issued or sold, nor any right of subscriptions to any shares other than such right, if any, and at such price as the Board, in its discretion from time to time may determine, pursuant to the authority thereby conferred by the Articles of Incorporation, and the Board may issue shares of the Corporation or obligations of the Corporation convertible into shares without offering such issue, either in whole or in part, to the shareholders of the Corporation. The Board may issue stock options to directors, officers, and employees in accordance with applicable law and without first offering such options to shareholders of the Corporation, and no shareholder shall have any preemptive right in, or preemptive right to subscribe to, any such options or the underlying shares issued pursuant to such options.

                                   ARTICLE VI

                              NO CUMULATIVE VOTING

     Cumulative voting shall not be allowed in the election of directors or for any other purpose.

                                  ARTICLE VII

                          REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the state of Colorado is at 12th and East Streets in Golden, Colorado 80401. The name of the Corporation's registered agent at such address is M. Caroline Turner.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS

     (a) General. The affairs of the Corporation shall be governed by a Board of not less than three (3) directors. Subject to such limitation, the number of directors may be increased or decreased in accordance with the bylaws of the Corporation; provided, however, that a Statement of Designations filed pursuant to subsection (c) of Article IV may provide for an automatic increase in the number of directors equal to the number of directors that are elected by holders of Preferred Stock under the circumstances specified in such Statement of Designations. The method by which the directors shall be elected shall be set forth in the Bylaws of the Corporation.

     (b) Vacancies. Any vacancies on the Board occurring because of an increase in the size of the Board shall be filled by the vote of the holders of Class A Stock. Any other vacancies on the Board, however occurring, shall be filled by the holders of Class A Stock or the directors elected by holders of Class A Stock unless such vacant directorship was held by a director elected by holders of Preferred Stock, in which case the vacancy shall be filled by the majority vote of the remaining members of the Board (regardless of which voting group of shareholders elected such members) even if less than a majority of the Board.

     (c) Removal. Any director may be removed, with or without cause by the vote of the voting group of shareholders that would be entitled to elect his replacement at the next annual meeting of shareholders.

                                   ARTICLE IX

                            LIMITATION ON LIABILITY

     To the fullest extent permitted by the Act, as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Act relating to any unlawful distribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of this Article IX by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE X

                                INDEMNIFICATION

     Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the Act or any other applicable laws as presently or hereafter in effect. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article X. No amendment or repeal of this Article X shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment or repeal.

                                   ARTICLE XI

                                     BYLAWS

     The Board shall be vested with the power to alter, amend, or repeal the Bylaws and to adopt new Bylaws. The Corporation may, in its Bylaws or otherwise, impose restrictions on the transfer of its shares.

     IN WITNESS WHEREOF, Adolph Coors Company has caused these Second Amended
and Restated Articles of Incorporation to be duly executed as of the      day of
May, 2001.

                                            ADOLPH COORS COMPANY

                                            By:
                                            Name:
                                            Title:

                          [ADOLPH COORS COMPANY LOGO]

                                                                   SKU 705-PS-01

                              ADOLPH COORS COMPANY
                                 311 10TH STREET
                             GOLDEN, COLORADO 80401

                    Proxy for Special Meeting of Shareholders
                           to be held on May 17, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Peter H. Coors, W. Leo Kiely III and M. Caroline Turner, or each of them, with full power of substitution, as a proxy or proxies to represent the undersigned at a special meeting of shareholders to be held on May 17, 2001 or any adjournment thereof and to vote thereat, as designated below, all the shares of Class A common stock and/or Class B common stock of Adolph Coors Company held of record by the undersigned at the close of business on March 30, 2001, with all the power that the undersigned would possess if personally present, in accordance with the instructions noted hereon, as follows:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF EACH OF THE PROPOSALS LISTED BELOW. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.


1. Proposal to approve provisions of the Second Amended and Restated Articles of Incorporation that increase the number of authorized Class B shares that we may issue and eliminate the par value of the Class A and preferred shares.

           [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

2. Proposal to approve provisions of the Second Amended and Restated Articles of Incorporation that require equal dividends on our Class A and Class B common stock and allow us to distribute stock dividends to the holders of Class A common stock in the form of shares of Class B common stock.

           [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

3. Proposal to approve provisions of the Second Amended and Restated Articles of Incorporation that authorize our board of directors to grant limited voting rights if the board ever designates classes of our authorized preferred stock.

           [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

4. Proposal to approve provisions of the Second Amended and Restated Articles of Incorporation that establish a majority vote to approve all matters submitted to the shareholders, instead of the two-thirds vote currently required for extraordinary matters.

           [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

5. Proposal to approve provisions of the Second Amended and Restated Articles of Incorporation that convert the Class B common stock into voting stock if and for so long as there are no shares of Class A common stock outstanding.

           [ ] FOR             [ ] AGAINST              [ ] ABSTAIN


                    (CONTINUED ON REVERSE SIDE. PLEASE SIGN,
                    DATE AND MAIL IN THE ENCLOSED ENVELOPE.)

6. Proposal to approve provisions of the Second Amended and Restated Articles of Incorporation that permit internal asset transfers to entities wholly owned by us without obtaining a vote of the Class B shareholders.

           [ ] FOR             [ ] AGAINST              [ ] ABSTAIN



                         PLEASE DATE AND SIGN BELOW AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


         The shares represented by this proxy will be voted as directed by the shareholder. In his or her discretion, any named proxy may vote on such other business as may properly come before the special meeting or any adjournments or postponements thereof.

         This proxy revokes all prior proxies with respect to the special meeting and may be revoked prior to exercise. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement relating to the special meeting is hereby acknowledged.

         TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, MERELY SIGN BELOW; NO BOXES NEED TO BE CHECKED.

                                   Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.


                                   Date                               , 2001
                                        ------------------------------


                                   ---------------------------------------------
                                            Signature


                                   ---------------------------------------------
                                            Signature (if held jointly)


                                   ---------------------------------------------
                                            Title


                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.